As filed with the Securities and Exchange Commission on February 14, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CANADIAN NATIONAL RAILWAY COMPANY
(Exact Name of Registrant as Specified in Its Charter)

CANADA	980018609
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
935 de La Gauchetière St. West
Montréal, Québec
Canada H3B 2M9
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

1996 MANAGEMENT LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Sean Finn
Canadian National Railway Company
935 de La Gauchetière St. West
Montréal, Québec
Canada H3B 2M9
(514) 399-7091
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock	7,500,000	$89.61	$672,075,000	$71,912.03
(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “1933 Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on February 8, 2006.

EXPLANATORY NOTE

     A Registration Statement was filed on July 11, 1996 (Registration No. 333-3258) (the “Prior Registration Statement”), to register under the 1933 Act shares of Canadian National Railway Company (the “Company”) common stock (the “Common Stock”), issuable under the Management Long-Term Incentive Plan (the “Plan”). This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 7,500,000 shares of Common Stock that have been issued or are issuable under the Plan at any time or from time to time.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, the Company incorporates by reference the contents of the Prior Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Sean Finn, Esq., Senior Vice-President Public Affairs, Chief Legal Officer and Corporate Secretary of the Company. Mr. Finn owns Company Common Stock and holds employee stock options to purchase Company Common Stock.

ITEM 8. EXHIBITS.

Exhibit Number	Exhibit

5	Opinion of Sean Finn, Senior Vice-President Public Affairs, Chief Legal Officer & Corporate Secretary

23.1	Consent of KPMG LLP

23.2	Consent of Sean Finn, Senior Vice-President Public Affairs, Chief Legal Officer & Corporate Secretary (included in Exhibit 5)

24	Power of attorney (included on the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

     (1) That, for the purpose of determining liability under the 1933 Act to any purchaser:

     (i) If the registrant is relying on Rule 430B:

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the 1933 Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (2) That, for the purpose of determining liability of the registrant under the 1933 Act to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

     The Registrant. Pursuant to the requirements of the 1933 Act, the registrant, Canadian National Railway Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned duly authorized representative, in Montreal, Quebec, Canada, on this 14th day of February, 2006.

CANADIAN NATIONAL RAILWAY COMPANY
(Registrant)

By:	/s/ Sean Finn

Sean Finn
Senior Vice-President Public Affairs,
Chief Legal Officer &
Corporate Secretary

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Claude Mongeau and Sean Finn, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Canadian National Railway Company to comply with the 1933 Act and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Hunter Harrison	President, and Chief Executive	February 6, 2006
Officer and Director (Principal
E. Hunter Harrison	Executive Officer)

/s/ Claude Mongeau	Executive Vice-President and Chief	February 6, 2006
Financial Officer (Principal Financial
Claude Mongeau	Officer and Principal Accounting
Officer)

/s/ David G.A. McLean	Chairman of the Board of Directors	January 24, 2006

David G.A. McLean

/s/ Michael R. Armellino	Director	January 24, 2006

Michael R. Armellino

/s/ A. Charles Baillie	Director	January 24, 2006

A. Charles Baillie

/s/ Hugh J. Bolton	Director	January 24, 2006

Hugh J. Bolton

/s/ Purdy Crawford	Director	January 24, 2006

Purdy Crawford

/s/ J.V. Raymond Cyr	Director	January 24, 2006

J.V. Raymond Cyr

Signature	Title	Date

/s/ Gordon D. Giffin	Director	January 24, 2006

Gordon D. Giffin

/s/ James K. Gray	Director	January 24, 2006

James K. Gray

/s/ Edith E. Holiday	Director	January 24, 2006

Edith E. Holiday

/s/ Maureen Kempston Darkes	Director	February 10, 2006

Maureen Kempston Darkes

/s/ Denis Losier	Director	January 24, 2006

Denis Losier

/s/ Edward C. Lumley	Director	January 24, 2006

Edward C. Lumley

/s/ Robert Pace	Director	January 24, 2006

Robert Pace

/s/ Michael Novak	Authorized U.S. Representative	February 10, 2006

Michael Novak

EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion of Sean Finn, Senior Vice-President Public Affairs, Chief Legal Officer & Corporate Secretary

23.1	Consent of KPMG LLP

23.2	Consent of Sean Finn, Senior Vice-President Public Affairs, Chief Legal Officer & Corporate Secretary (included in Exhibit 5)

24	Power of attorney (included on the signature page of this Registration Statement)